EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Virginia Financial Group, Inc.

Culpeper, Virginia

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-83410) and on Form S-4 (No. 333-69216), of Virginia Financial Group, Inc. and subsidiaries of our report dated February 16, 2006 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report to Shareholders on Form 10-K for the year ended December 31, 2005.

/s/	Yount, Hyde & Barbour, P.C.

Winchester, Virginia

March 14, 2006